UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SPEX	The Nasdaq Capital Market LLC

Item 8.01 Other Events

On October 11, 2019, Spherix Incorporated (“Spherix”) announced the record date for its previously announced distribution to stockholders of 100,000 shares of common stock of Hoth Therapeutics, Inc. (“Hoth”) held by Spherix, which shares represent approximately 0.99% of Hoth’s outstanding shares of common stock.

Each Spherix stockholder will be entitled to receive one (1) share of Hoth common stock for every twenty-nine (29) shares of Spherix common stock held as of 5:00 p.m. Eastern Time on October 21, 2019, the record date. The distribution of the Hoth shares is currently anticipated to occur on or about October 28, 2019. Spherix will not distribute fractional shares of Hoth common stock, and any fractional shares will be rounded down to the nearest whole share.

Following the distribution, Hoth common stock will continue to be listed on the NASDAQ Capital Market under the symbol “HOTH”, and Spherix common stock will continue to be listed on the NASDAQ Capital Market under the symbol “SPEX”. Spherix stockholders do not need to take any action to receive the shares of Hoth common stock. Spherix stockholders do not need to pay any consideration for or surrender or exchange shares of Spherix common stock.

On October 11, 2019, Spherix issued a press release announcing record date for the Hoth distribution, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference in this Current Report.

Item 9.01. Financial Statements and Exhibits

d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated October 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2019

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer

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